CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-27991, 33-88176 and 333-39323) of our report dated February 25, 2000 relating to the financial statements, which appears on page 21 of the 1999 Annual Report to Shareholders of Stein Mart, Inc., which is incorporated by reference in Stein Mart, Inc. Annual Report on Form 10-K for the year ended January 1, 2000.



/s/ PricewaterhouseCoopers LLP
------------------------------
Jacksonville, Florida
March 30, 2000















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